Exhibit 10.13(d)
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
(Steven Lunn)
FOURTH AMENDMENT dated as of 30th November, 2010 (“this Amendment”) to the Employment Agreement dated February 28, 2003, as amended (“the Agreement”) by and between TRW Automotive Inc. (“Company”), TRW Limited (“Limited”) and Steven Lunn (“Executive”).
WHEREAS, in order to (i) reflect the closure of the U.K Pension Scheme and Lucas Funded Executive Pension Scheme No. 4 and (i) allow Executive to participate in a new employer-financed retirement benefit plan (described below), Executive, the Company, and Limited desire to amend the Agreement as set forth below.
In consideration of the premises and mutual covenants herein and for for other good and valuable consideration, the parties agree as follows:
1.	Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

2.	Amendment to Section 5 of the Agreement. The Agreement shall be amended to revise Section 5 as follows:

“5. Employee Benefits.
a. General. During the Employment Term, Executive shall be entitled to participate in Limited’s employee benefit plans provided to employees in the United Kingdom (the “U.K.”) (including medical, disability, life insurance and accidental death and dismemberment, but not including severance, bonus, and incentive plans) as in effect from time to time (collectively “Employee Benefits”), on the same basis as those benefits are provided to other senior executives of Limited or the Company (other than the CEO) in the U.K., which currently include the Employee Benefits listed on Schedule 5A annexed hereto.
b. Retirement Plan.
(i) In addition, the Executive may participate in an employer-financed retirement benefit plan, as amended or replaced from time to time (“the Retirement Plan”), subject to the rules of the Retirement Plan and the rules, guidance and other requirements of HM Revenue & Customs as amended from time to time. The terms and conditions of the Retirement Plan, including, but not limited to, Executive’s participation and the time, manner, and form of contributions made into the Retirement Plan on Executive’s behalf, if any, shall at all times be subject to the sole and absolute discretion of the Company and Limited.

The Company and/ or Limited shall be entitled to discontinue, vary or replace the Retirement Plan at any time. Any contributions made into the Retirement Plan, including the time, manner, and form thereof, shall not confer any right on Executive to receive any contributions at any time, or in the same manner or form, in the future. For the avoidance of doubt, no contributions will be payable to the Retirement Plan on Executive’s behalf after Executive is under notice of termination or has resigned (howsoever arising).
(ii) Executive acknowledges and agrees that he shall be fully responsible for the payment of any tax and employee’s national insurance contributions attributable to the contributions made into the Retirement Plan. Executive hereby agrees to indemnify the Company and Limited (and any Group Company) on a continuing basis immediately on demand against all such liabilities, and, for the avoidance of doubt, against any inheritance tax suffered by the trustee of the trust used for the purpose of operating the Retirement Plan: (A) which is attributable to any contribution made into such Retirement Plan or to any payment or other distribution out of such trust from any such contribution or property representing the same from time to time; and (B) in respect of which, the Company is liable to make a payment to the trustee to hold it harmless against such inheritance tax, or would be so liable, but for the trustee being able to pay such inheritance tax from the funds it holds within the trust, including in all cases, any interest, penalties, reasonable costs and expenses incurred. For purposes hereof, “Group Company” means any company wherever registered or incorporated which is at the applicable time a subsidiary, affiliate, or a holding company of the Company or Limited or a subsidiary of any such company.”
3.	Amendments to Section 7(c) and 7(d) of the Agreement. The Agreement shall be amended to add the following sentence to the end of Sections 7(c)(iii) and 7(d)(iii):

For the avoidance of doubt, the additional two-year period of service credited under the Supplemental Retirement Benefit and the Executive Scheme Addition in subsections (E) and (F) hereof shall continue to be available to Executive under the circumstances described herein notwithstanding the closure of the U.K Pension Scheme and Lucas Funded Executive Pension Scheme No. 4 and shall be computed based on the terms of such Schemes in effect on September 30, 2009, as if they had continued in effect and Executive continued to earn a benefit thereunder.

4.	No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom, without regard to conflicts of laws principles thereof.

6.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS whereof the parties have duly executed this Amendment as of the day and year first above written.
Executed and delivered as a deed

By Steve Lunn	/s/ Steve Lunn

Signed by Neil E. Marchuk	/s/ Neil E. Marchuk

On behalf of TRW Automotive Inc

Signed by Peter Rapin	/s/ Peter R. Rapin

On behalf of TRW Limited

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